UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 17, 2013

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

       (678) 332-5000

(Registrant's telephone number, including area code)

             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

Effective as of December 17, 2013, CIG Comp Tower, LLC, a wholly owned subsidiary of CIG Wireless Corp. (the “Company”) acquired 14 antenna towers from Southern Tower Antenna Rental, L.L.C. (“STAR”) for $6.3 million pursuant to an asset purchase agreement dated May 17, 2013, as amended on November 26, 2013.

On December 23, 2013, the Company filed a current report on Form 8-K reporting the acquisition (the “Original Report”). This current report on Form 8-K/A amends the Original Report to present certain financial statements of STAR and to present certain unaudited pro forma financial information in connection with the acquisition of the towers from STAR. All other information set forth in the Original Report remains unchanged.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The information set forth under Item 2.01 to the Original Report is hereby incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The following financial statements of STAR are attached hereto as Exhibit 99.1 and incorporated herein by reference:

-	Statements of Assets Acquired and Liabilities Assumed of the STAR Acquisition as of December 17, 2013 (Unaudited).
-	Statements of Revenues and Direct Expenses for the Year Ended December 31, 2012 and the Three and Nine Months ended September 30, 2013 (Unaudited).
-	Notes to the Financial Statements (Unaudited).

(b)	Unaudited Pro forma Financial Information

The following unaudited pro forma financial information of the Company are attached hereto as Exhibit 99.2 and incorporated herein by reference:

-	Unaudited Pro Forma Consolidated Combined Balance Sheet as of September 30, 2013.
-	Unaudited Pro Forma Consolidated Combined Statements of Operations for the Nine Months Ended September 30, 2013 and the Year Ended December 31, 2012.

(d)	Exhibit List

The Exhibit List set forth under Section (d) of Item 9.01 to the Original Report is hereby incorporated herein by reference thereto.

Exhibit No.	Description

99.1	Unaudited Statement of Assets Acquired and Liabilities Assumed as of December 17, 2013 and Unaudited Statements of Revenues and Direct Expenses of STAR for the year ended December 31, 2012 and the three and nine months ended September 30, 2013 and 2012.

99.2	Unaudited Pro Forma Combined Balance Sheet as of September 30, 2013 and Unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 2013 and the year ended December 31, 2012.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

	By:	/s/ Paul McGinn
		Name:	Paul McGinn
		Title:	President and Chief Executive Officer

Date: March 4, 2014